Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

Yimutian Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A ordinary shares, par value US$0.00001 per share	(1)	Other	183,486,225	$0.05	$9,174,311.25	0.0001381	$1,266.98
Fees to be Paid	Equity	ADS Warrants	(2)	Other	0	0.00	0.00	0.0001381	0.00
Fees to be Paid	Equity	ADSs issuable upon exercise of ADS Warrants	(3)	Other	11,009,174	1.09	11,999,999.12	0.0001381	1,657.20
Fees to be Paid	Equity	Pre-Funded Warrants	(4)	Other	0	0.00	0.00	0.0001381	0.00
Fees to be Paid	Equity	ADSs issuable upon exercise of Pre-Funded Warrants	(5)	Other	7,339,449	1.0890	7,992,659.97	0.0001381	1,103.79
Fees to be Paid	Equity	Placement Agent Warrants to purchase ADSs	(6)	Other	0	0.00	0.00	0.0001381	0.00
Fees to be Paid	Equity	ADSs issuable upon exercise of Placement Agent Warrants	(7)	Other	220,183	$1.09	$239,999.47	0.0001381	$33.15

Total Offering Amounts:							$29,406,969.80		4,061.12
Total Fees Previously Paid:
Total Fee Offsets:									4,061.12
Net Fee Due:									$0.00

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Offering Note(s)

(1)	Represents up to 7,339,449 American depositary shares (“ADSs”) of the Registrant, representing up to 183,486,225 Class A ordinary shares. Each ADS represents 25 Class A ordinary shares. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or, the Securities Act, this registration statement shall be deemed to cover any additional number of Class A ordinary shares that may be issued from time to time to prevent dilution as a result of a distribution, split, combination or similar transaction.

Proposed Maximum Offering Price Per Unit: Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low trading prices on February 18, 2026 of the Registrant's ADSs listed on the Nasdaq Global Market, which is US$1.08 per ADS or US$0.05 per Class A ordinary share.

On February 9, 2026, the Registrant filed a Registration Statement on Form F-1 (File No. 333-293320) with the Securities and Exchange Commission (the “Commission”), which became effective on February 11, 2026 (the “Prior Registration Statement”). The Registrant paid filing fees of $4,838.79 in connection with the Prior Registraion Statement. There were no sales of the Registrant’s securities under the Prior Registration Statement. The Registrant requested the SEC’s consent to the withdrawal of such Registration Statement on February 23, 2026. Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the filing fee for the securities registered hereby by the amount of registration fee previously paid with respect to the unsold securities under the Prior Registration Statement.
(2)	Represents up to 11,009,174 warrants to purchase up to 11,009,174 ADSs (the “ADS Warrants”). The exercise price of such warrant is assumed to be US$1.09. Pursuant to Rule 457(g) of the Securities Act, no separate fee is recorded for the warrants and the entire fee is allocated to the underlying Class A ordinary shares.

(3)	Represents up to 11,009,174 ADSs issuable upon the exercise of the ADS Warrants, representing up to 275,229,338 Class A ordinary shares. Pursuant to Rule 416(a) under the Securities Act, this registration statement shall be deemed to cover any additional number of ordinary shares that may be issued from time to time to prevent dilution as a result of a distribution, split, combination or similar transaction.

Proposed Maximum Offering Price Per Unit: Calculated in accordance with Rule 457(g) under the Securities Act based on an assumed per ADS exercise price of US$1.09.
(4)	Represents up to 7,339,449 pre-funded warrants to purchase up to 7,339,449 ADSs (the “Pre-Funded Warrants”). The exercise price of such warrant is assumed to be $1.089. Pursuant to Rule 457(g) of the Securities Act, no separate fee is recorded for the warrants and the entire fee is allocated to the underlying Class A ordinary shares.

(5)	Represents up to 7,339,449 ADSs issuable upon the exercise of the Pre-Funded Warrants, representing up to 183,486,225 Class A ordinary shares. Pursuant to Rule 416(a) under the Securities Act, this registration statement shall be deemed to cover any additional number of ordinary shares that may be issued from time to time to prevent dilution as a result of a distribution, split, combination or similar transaction.

Proposed Maximum Offering Price Per Unit: Calculated in accordance with Rule 457(g) under the Securities Act based on an assumed per ADS exercise price of US$1.089.
(6)	Represents up to 220,183 placement agent warrants to purchase up to 220,183 ADSs (the “Placement Agent Warrants”). The exercise price of such warrant is assumed to be $1.09. Pursuant to Rule 457(g) of the Securities Act, no separate fee is recorded for the warrants and the entire fee is allocated to the underlying Class A ordinary shares.

(7)	Represents up to 220,183 ADSs issuable upon the exercise of the Placement Agent Warrants, representing up to 5,504,575 Class A ordinary shares. Pursuant to Rule 416(a) under the Securities Act, this registration statement shall be deemed to cover any additional number of ordinary shares that may be issued from time to time to prevent dilution as a result of a distribution, split, combination or similar transaction.

Proposed Maximum Offering Price Per Unit: Calculated in accordance with Rule 457(g) under the Securities Act based on an assumed per ADS exercise price of US$1.09.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Rule 457(p)
Fee Offset Claims	Yimutian Inc.	(1)	F-1	333-293320	02/09/2026		$4,061.12	Equity	Class A ordinary shares, ADS Warrants, Pre-Funded Warrants and Placement Agent Warrants		$35,038,304.84	$
Fee Offset Sources	Yimutian Inc.		F-1	333-293320		02/09/2026							4,838.79

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	On February 9, 2026, the Registrant filed a Registration Statement on Form F-1 (File No. 333-293320) with the Securities and Exchange Commission (the “Commission”), which became effective on February 11, 2026 (the “Prior Registration Statement”). The Registrant paid filing fees of $4,838.79 in connection with the Prior Registraion Statement. There were no sales of the Registrant’s securities under the Prior Registration Statement. The Registrant requested the SEC’s consent to the withdrawal of such Registration Statement on February 23, 2026. Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the filing fee for the securities registered hereby by the amount of registration fee previously paid with respect to the unsold securities under the Prior Registration Statement.